UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
14A-6(E)(2)

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

INVENTIV HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

May 5, 2009

Dear Fellow Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of inVentiv Health, Inc. (the "Company"), which will be held at 1180 Avenue of the Americas, 10th Floor (Times Square Conference Room), New York, NY 10036, on June 17, 2009 at 9:00 a.m., EST.

        The business to be conducted at the Annual Meeting is described in the Notice of Annual Meeting and the Proxy Statement.  This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

        Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the instructions to vote online or by telephone. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.  If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket.

          Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time on the day prior to the meeting.   Please make sure to follow the Internet or telephone voting instructions on the proxy card if you are not planning to attend the meeting.

         On behalf of the Board of Directors and the employees of inVentiv Health, Inc., I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ R. Blane Walter
R. Blane Walter
Chief Executive Officer

INVENTIV HEALTH, INC.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2009
                                                                                                                        May 5, 2009

To Our Stockholders:

 You are cordially invited to attend the 2009 Annual Meeting of Stockholders of inVentiv Health, Inc. (the "Company") to be held at 1180 Avenue of the Americas, 10th Floor (Times Square Conference Room), New York, NY 10036, on June 17, 2009 at 9:00 a.m., EST, for the following purposes:

1.	To elect seven (7) directors of the Company;

2.	To approve an amendment to the Company’s 2006 Long-Term Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 20, 2009 will be entitled to notice of, and to vote at, the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTE VIA THE INTERNET OR BY TELEPHONE AS PROMPTLY AS POSSIBLE.

IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD. AN ADMISSION CARD IS INCLUDED IF YOU ARE A STOCKHOLDER OF RECORD. IF YOUR SHARES ARE HELD IN STREET NAME, AN ADMISSION CARD IN THE FORM OF A LEGAL PROXY WILL BE SENT TO YOU BY YOUR BROKER. IF YOU DO NOT RECEIVE THE LEGAL PROXY IN TIME, YOU WILL BE ADMITTED TO THE ANNUAL MEETING BY SHOWING YOUR MOST RECENT BROKERAGE STATEMENT VERIFYING YOUR OWNERSHIP OF COMMON STOCK AS OF THE RECORD DATE.

                                              By Order of the Board of Directors,

                                                                                                                                                                             /s/ David S. Bassin
                                              David S. Bassin
                                            Secretary

INTERNET AVAILABILITY OF PROXY MATERIALS

This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.  This Proxy Statement and our 2008 Annual Report to Stockholders are available at www.inventivhealth.com.

INVENTIV HEALTH, INC.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2009

PROXY STATEMENT

GENERAL INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of inVentiv Health, Inc. (the “Company”) for use at the 2009 Annual Meeting of Stockholders to be held at 1180 Avenue of the Americas, 10th Floor (Times Square Conference Room), New York, NY 10036, on June 17, 2009 at 9:00 a.m., EST.  The proposals to be acted upon are set forth in the accompanying Notice of Annual Meeting.   Each proposal is described in more detail in this Proxy Statement.

This Proxy Statement and the enclosed proxy are first being mailed to the Company's stockholders on or about May 5, 2009.  The Company is mailing its Annual Report to Stockholders for the year ended December 31, 2008, along with this Proxy Statement and the enclosed proxy.  The 2008 Annual Report to Stockholders does not form any part of the materials for the solicitation of proxies.

Record Date, Share Ownership and Voting

                Stockholders of record at the close of business on April 20, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. At the Record Date, 33,449,474 shares of our Common Stock, par value $0.001 per share (“Common Stock”), were issued and outstanding.  Each stockholder of record will be entitled to one vote for each share of Common Stock held of record as of the Record Date.

As an alternative to voting in person at the Annual Meeting, stockholders whose shares are registered in their own names may vote via the Internet or by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. If you hold your shares in "street name" through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.  The Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone.  Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.  If instructions are not given, proxies will be voted "FOR" election of each nominee for director named herein and each of the other proposals described herein.  A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Except for the matters discussed in this Proxy Statement and reflected in the proxy, management is not aware of any other matters which are likely to be brought before the Annual Meeting. If any such matters properly come before the Annual Meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

Under our by-laws, directors are elected by majority vote, which means that in order to be elected, the number of votes "for" the election of a director must exceed the number of shares as to which authority to vote is withheld for that director.  However, under Delaware law, a director's term extends until his successor is elected and qualified.  In order to give effect to the majority standard for the election of directors under our bylaws, each incumbent director who has been nominated for reelection has submitted a resignation effective upon such director receiving less than a majority of the votes cast at the Annual Meeting, which resignation will become irrevocable upon acceptance by the Board of Directors but will automatically become void if the election is determined to be a contested election as of the time voting for directors is determined.  If an incumbent director who is nominated for reelection is not reelected, the Board of Directors will determine, through a process managed by the Nominating and Corporate Governance Committee, whether to accept or reject the tendered resignation at the next regularly scheduled meeting following the Board's annual meeting without the participation of the non-elected director.  Unless the Board of Directors determines that retention of the director is clearly in the best interests of the Company, the Board of Directors will accept the resignation.  If the resignation is not accepted, the director will remain in office for the succeeding term.  If the resignation is accepted, the Board of Directors will either fill the resulting vacancy or decrease the size of the Board of Directors.  We have adopted a Corporate Governance Policy on Majority Voting, which is included as Appendix A to this Proxy Statement.

Proposals 2 (approval of amendment to 2006 Long-Term Incentive Plan) and 3 (ratification of appointment of independent registered public accounting firm) are subject to approval by a majority of the votes cast with respect to the particular matter.

Quorum; Abstentions; Broker Non-Votes

Our Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “AGAINST” (or, with respect to the election of directors, “WITHHOLD”) votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Broker non-votes and abstentions are not counted toward votes cast and therefore have no effect on any proposal, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Revocability of Proxies

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy addressed as follows: inVentiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, NJ, 08873, Attention: Corporate Secretary. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.

Costs of Proxy Solicitation; Means of Solicitation

The Company will pay the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to stockholders.  In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone, telecopy and telegram. Officers and employees of the Company will not receive compensation for proxy solicitation services, which will be performed in addition to their regular duties.

The Company has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

NOMINEES FOR THE BOARD OF DIRECTORS

Biographical Information

The Board of Directors (the “Board”) has nominated the following seven incumbent directors for election to the Board:  Eran Broshy, Terrell G. Herring, Mark E. Jennings, Per G.H. Lofberg, A. Clayton Perfall, Craig Saxton, M.D. and R. Blane Walter.

If elected, each of the following nominees will serve for a one-year term expiring at the 2009 Annual Meeting and until his successor is elected and qualified.  Certain additional information regarding each of the nominees, as of the Record Date, is set forth below.

Name and present position with the Company	Biography
Eran Broshy,
Executive Chairman and Director
Mr. Broshy, age 50, is Executive Chairman of the Board of the Company.  Mr. Broshy joined the Company as Chief Executive Officer and Director in June 1999 and took the company public in the fall of 1999. He additionally became Chairman of the Board in June 2006, and transitioned from Chief Executive Officer to Executive Chairman in June 2008.

Mr. Broshy has over 25 years' management and consulting experience within the healthcare industry. Prior to joining the Company he served as the Partner responsible for the healthcare practice of The Boston Consulting Group (BCG) across the Americas. During his fourteen-year tenure at BCG from 1984 to 1998, Mr. Broshy consulted widely with senior executives from a number of the major global pharmaceutical manufacturers, managed care organizations, and academic medical centers, and advised on a range of strategic, organizational and operational issues. Mr. Broshy has also served as President and Chief Executive Officer of Coelacanth Corporation, a privately-held biotechnology company.

Mr. Broshy currently also serves as a Director of Magellan Health Services (Nasdaq: MGLN), Neurogen Corporation (Nasdaq: NRGN), and on the Simon Wiesenthal Center’s NY Executive Board. Mr. Broshy is a graduate of Harvard University (M.B.A.), Stanford University (M.S.), and Massachusetts Institute of Technology (B.S.).

R. Blane Walter,
Chief Executive Officer and Director
Mr. Walter, age 38, is the Chief Executive Officer of the Company and has been a Director of the Company since October 2005.  Mr. Walter has responsibility for providing strategic vision for the Company, overseeing its four major operating divisions and developing integrated solutions to meet client needs. Mr. Walter's previous positions at the Company have included serving as President of the Company (July 2007-June 2008) and as President and Chief Executive Officer of the inVentiv Communications division (October 2005-July 2007).

Mr. Walter served as Chairman and Chief Executive Officer of inChord Communications, Inc. prior to its acquisition by the Company in October 2005. Mr. Walter joined inChord (then known as Gerbig, Snell/Weisheimer & Associates) as an Account Manager in 1994. In 1996, he became a Partner and later purchased the company in 2000.
Under his direction, inChord became the largest privately-held healthcare communication company in the world, working with 16 of the world's top 20 healthcare companies and serving clients around the world through a global network with offices in 13 countries.  Prior to joining inChord, Mr. Walter worked as a financial analyst in New York City for Smith Barney in mergers and acquisitions.  Mr. Walter is a graduate of Boston College (B.S.).

Terrell G. Herring,
President, Chief Operating Officer and Director
Mr. Herring, age 45, is President and Chief Operating Officer of the Company and has been a Director of the Company since October 2005.  Mr. Herring has more than 20 years of experience in the pharmaceutical sales industry.  In his current role as President and Chief Operating Officer, he oversees the Company's four major operating divisions.

Mr. Herring joined the Company in November 1999 and has provided leadership to the organization in various roles, including National Business Director, Vice President and General Manager, U. S. Sales, President and Chief Executive Officer, inVentiv Commercial (October 2005-September 2008) and Chief Executive Officer, inVentiv Patient Outcomes (July 2007-September 2008).  Prior to joining the Company, Mr. Herring was the Senior National Sales Director at Noven Pharmaceuticals and held various sales management, training and development, marketing, and operations positions at both Ciba-Geigy and Solvay Pharmaceuticals.

Mr. Herring is a graduate of the Citadel, Military College of South Carolina (B.S., magna cum laude) and Pacific Western University (M.B.A.).  In addition, Mr. Herring has received graduate certificates in Business and International Marketing from Mercer University School of Engineering and Duke University/London Business School.

Mark E. Jennings,
Director
Mr. Jennings, age 46, has been a Director of the Company since February 2005. Mr. Jennings is the Managing Partner and co-founder of Generation Partners, a $325 million private investment firm focused on providing growth capital to companies primarily in the business & information services, media/entertainment  and healthcare sectors. Prior to founding Generation in 1995, Mr. Jennings was a Partner of Centre Partners, a private investment firm affiliated with Lazard Freres & Co. Mr. Jennings began his career at Goldman Sachs & Co. where he advised companies in the areas of financial strategy, public offerings, mergers & acquisitions and leveraged buyouts. Through Generation and predecessor firms, he has invested in more than 50 companies and has served as a director on 23 boards. Mr. Jennings is also the Chairman of the Board of Trustees of Post University, a 115 year-old University in Connecticut.  Mr. Jennings is a graduate of Harvard University (M.B.A.).

Per G.H. Lofberg,
Director
Mr. Lofberg, age 61, has been a director of the Company since February 2005. Mr. Lofberg brings over 31 years' pharmaceutical and healthcare industry experience to the Company. He is currently Chairman and Chief Executive Officer of Generation Health, Inc. From 2000 - 2008, he was President and Chief Executive Officer of Merck Capital Ventures, LLC. From 1993-2000, Mr. Lofberg was Chairman of Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. and the country's largest provider of prescription drug benefit management services. Under his leadership, Merck-Medco grew from $3 billion to $23 billion in revenues. Mr. Lofberg joined Medco in 1988 as Senior Executive Vice President, a member of the Office of the President and the company's Board of Directors. Before Merck-Medco, Mr. Lofberg was a Partner at The Boston Consulting Group and oversaw the firm's worldwide healthcare practice.

A. Clayton Perfall,
Director
Mr. Perfall, age 50, has been a director of the Company since its separation from Snyder Communications, Inc. in September 1999.  He currently serves as the Chief Executive Officer of Archway Marketing Services, Inc., a provider of outsourced marketing operations management services.  From October 2001 through October 2008, Mr. Perfall served as Chief Executive Officer of AHL Services, Inc.  Mr. Perfall also served as President and Chief Executive Officer of Union Street Acquisition Corp from July 2006 through September 2008.  From September 1996 through September 2000 Mr. Perfall served as Chief Financial Officer of Snyder Communications, Inc.  Prior to joining Snyder Communications, Mr. Perfall was a partner with Arthur Andersen LLP.  Mr. Perfall received his BBA from the College of William & Mary.

Craig Saxton, M.D.,
Director
Dr. Saxton, age 66, has been a director of the Company since December 2006. Dr. Saxton brings over 41 years of experience in pharmaceutical drug development to the Company, initially as a clinical investigator and later through more than 25 years with Pfizer Inc. until his retirement in 2001. During his time with Pfizer, Dr. Saxton worked in a variety of positions in both Europe and the USA in the R&D and International commercial divisions.  Throughout the 1990’s, Dr. Saxton was responsible for Pfizer’s worldwide pre-clinical and clinical development operations, a period in which Pfizer enjoyed it’s most successful growth powered by an unprecedented number of worldwide approvals and launches of new chemical entity pharmaceutical products.  Each of these numerous approved products subsequently achieved peak sales in excess of $750 million dollars, totaling more than $25 billion in annual revenue in recent years.

Dr. Saxton is also Chairman of the Board of Neurogen Inc. and a director of Conjuchem Inc.  Dr. Saxton received his B.Sc. and M.B.Ch.B. at the University of Leeds in the UK.

Functions and Meetings of the Board of Directors

Corporate Governance

Director Independence.    The Board of Directors has determined that four of its seven incumbent directors satisfy the director independence criteria adopted by the NASDAQ Stock Market (the "NASDAQ"), the exchange on which our common stock is traded.  The following directors were determined to be independent within the meaning of NASDAQ rules:
Mark E. Jennings
Per G.H. Lofberg
A. Clayton Perfall
Craig Saxton, M.D.

Eran Broshy, R. Blane Walter and Terrell G. Herring, who are executive officers of the Company, were not deemed independent.

    The NASDAQ rules have both objective tests and a subjective test for determining independence.  The objective tests establish categories of transactions which preclude a finding of independence.  The subject tests states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  None of the non-employee directors were disqualified from "independent" status under these tests.  No transactions, relationships or arrangements were considered by the Board in making a determination of independence other than those described below under "Certain Relationships and Related Transactions".

In addition to the board-level standards for director independence, the directors who serve on the Audit Committee each satisfy additional audit committee independence standards established by the Securities and Exchange Commission (the “SEC”), which provide that in order to serve on the Audit Committee, members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than that director compensation.

Executive Sessions of Independent Directors. The independent members of the Board of Directors meet in executive session no less than two times per year in conjunction with regularly scheduled Board meetings.

Communicating with the Board of Directors.    The Board provides a process for stockholders to send communications to the Board or any individual director.  Stockholders may send written communications to the Board or any director c/o inVentiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873.  The Board has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

Director Attendance at Annual Meetings.  The Company has adopted a policy that strongly encourages, but does not require, directors to attend each Annual Meeting, subject to exigent or unforeseeable circumstances that may prevent such attendance.  All of our incumbent directors attended the Company’s 2008 Annual Meeting.

Code of Business Conduct and Ethics.    It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse, or competitive with the Company, or that interferes with the proper performance of their duties, responsibilities, or loyalty to the Company.  Our Code of Business Conduct and Ethics applies to all officers, directors and employees and contains these policies.  The Code of Business Conduct and Ethics can be accessed in the "Investor Relations — Corporate Governance" section of our website at www.inventivhealth.com.  The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Board Meetings

The Board of Directors held eight meetings or teleconference calls during 2008.  No director attended fewer than 75% of the aggregate of the total of Board and Committee meetings during the past year.

Committees of the Board

The Board of Directors delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board of Directors. The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees.  The Board of Directors has determined each member of the Audit, Compensation and Nominating and Corporate Governance Committees to be an independent director in accordance with NASDAQ standards. Each of the Board committees has a written charter approved by the Board. We post copies of each charter on our Web site at www.inventivhealth.com under the “Investor Relations -- Corporate Governance” section. Each committee can engage outside experts, advisers, and counsel to assist the committee in its work.

Audit Committee.  The Audit Committee is comprised of Messrs. Perfall (Chairman), Saxton and Jennings.  The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm.  The Audit Committee held five meetings in 2008.  At each of its meetings, the Committee met with senior members of our financial management team and our independent registered public accounting firm.

The Board has determined that Mr. Perfall qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee.  The Compensation Committee is comprised of Messrs. Lofberg (Chairman) and Jennings, with Mr. Saxton serving as an alternate member of the Compensation Committee.  The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock option plans, including reviewing and granting stock options to our executive officers.  The Compensation Committee also reviews and determines various other compensation policies and matters, including making recommendations to the Board with respect to employee compensation and benefit plans generally.  The Compensation Committee has the power to delegate to officers of the Company the authority to award equity incentive compensation to non-executive personnel in accordance with detailed guidelines and aggregate limits established by the Compensation Committee. The Compensation Committee held seven meetings in 2008.

           Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of Messrs. Saxton (Chairman), and Jennings.  The responsibilities of the Nominating and Corporate Governance Committee include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Nominating and Corporate Governance held two meetings in 2008.

Board Criteria and Director Nomination Procedures.    The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements; having expertise and experience in an area pertinent to the Company’s business; having the time to provide and being effective in providing advice and guidance to the Company based on that expertise and experience, free of any recurrent conflict of interest; having reputations, both personal and professional, consistent with the image and reputation of the Company; and being of the highest ethical character.  No candidate may be selected if the election of such candidate as part of a slate to be recommended to the Board would cause the Board of Directors to consist of less than a majority of directors who are “independent” under NASDAQ rules.  In addition, at least one director willing to chair the Audit Committee should have the knowledge, credentials and experience sufficient to satisfy the definition of an “audit committee financial expert” as defined in the rules of the SEC.  The Nominating and Corporate Governance Committee believes that one or more directors should have a substantial background in marketing services, contract sales or related fields.  These guidelines may be supplemented or varied by the Committee as appropriate.  The Board of Directors may also establish or recommend criteria for the election of nominees.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees is as follows:

In determining whether to recommend an incumbent director for renomination in connection with a stockholder meeting, the Committee will review such director’s overall service to the Company during the term of his or her service, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest on the part of the director with the Company.  In general, other than in cases of death or disability or pending or actual resignation or removal, no specific effort will be initiated to fill the position of an incumbent director unless and until such time as the full Board of Directors, upon recommendation of the Committee, has determined that such director will not be renominated.

New candidates for the Board of Directors will be considered by the Nominating Committee when the need to add a new Board member or to fill a vacancy is identified.  In addition, the Committee will on a regular basis consider appropriate potential candidates for nomination as Board members.  The Committee will consider the criteria described above and all other factors it considers relevant in selecting nominees.  When a determination has been made that the Committee should recommend a nominee for election by the stockholders or to fill a vacancy, the Chairman of the Committee will initiate a search, seeking input from other members of the Committee, other Board members and senior management, and may, with the concurrence of the Committee, hire a search firm to assist in identifying candidates.  The Committee generally will examine biographical and other written information regarding candidates and discuss the candidates and select from the candidates presented those it wishes to interview.  When the interviews have been concluded, the Committee will make a recommendation to the Board for each open position.

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees for director. All bona fide shareholder-recommended candidates will be considered on the same basis as other candidates.  Any such nominations should be submitted to the Chairman of the Nominating and Corporate Governance Committee, c/o inVentiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873, and should include the following: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); (b) whether the candidate qualifies as “independent” under NASDAQ rules and for service on the Audit Committee under SEC rules; (c) the name and address of the recommending shareholder, as they appear on the Company's books, and of any beneficial owner on whose behalf the recommendation is made; (d) the class and number of shares of the Company that are beneficially owned and held of record by such shareholder and any such beneficial owner; (e) information regarding whether the recommending shareholder, beneficial owner or candidate or their affiliates have any plans or proposals for the Company; and (f) whether the recommending shareholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the Company or to further personal interests or special interests not shared by shareholders at large.

BENEFICIAL OWNERSHIP OF SECURITIES AND RELATED MATTERS

The following table sets forth certain information, to our knowledge, as of the Record Date (except as otherwise noted), with respect to the beneficial ownership of the Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director, (iii) each of our executive officers named in the Summary Compensation Table under "Executive Compensation," and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The number of shares beneficially owned by each person or group as of the Record Date includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after the Record Date.

None of our executive officers, directors or director nominees have pledged or collateralized shares of our Common Stock owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership	Percent of Class (2)
Eran Broshy (3)	650,473	1.9%
R. Blane Walter (4)	1,456,666	4.4%
A. Clayton Perfall (5)	120,000	*
Mark E. Jennings	66,697	*
Per G.H. Lofberg	16,933	*
Dr. Craig Saxton (6)	15,000	*
David S. Bassin (7)	75,027	*
Terrell G. Herring (8)	166,929	*
Cadian Capital Management (9)	2,285,413	6.8%
Corusant Capital (10)	1,790,627	5.4%
Barclays Global Investors (11)	2,095,139	6.3%

All directors and executive officers as a group (8 persons)	2,567,725	7.7%
* Denotes less than 1%.
(1)	Except as otherwise specified below, the address for each such beneficial owner is c/o inVentiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873
(2)
Percentage ownership is calculated by dividing the number of shares beneficially owned by each person or group listed in the table by the sum of the 33,449,474 shares of Common Stock outstanding on the Record Date plus the 62,447 shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Record Date.

(3)
Includes 435,819 shares of Common Stock issuable upon exercise of options, 390,819 shares which were vested as of the Record Date and 45,000 shares of which will vest within 60 days of the Record Date.  In addition, Mr. Broshy holds an interest in a Private Fund to which shares of our common stock were contributed in exchange for such interest. Under certain circumstances, Mr. Broshy may receive shares of common stock held by the Private Fund in satisfaction of redemption rights. No such shares have been included in Mr. Broshy's beneficial ownership of common stock set forth in the above table.

(4)
Includes 40,977 shares of Common Stock issuable upon exercise of options, 23,530 shares which were vested as of the Record Date and 17,447 shares of which will vest within 60 days of the Record Date. Also includes 987,099 shares of Common Stock held by grantor retainer annuity trusts, of which Mr. Walter is both the grantor and the trustee.

(5)	Includes 100,000 shares of Common Stock issuable upon exercise of options.
(6)	Includes 5,000 shares of Common Stock issuable upon exercise of options.
(7)	Includes 30,174 shares of Common Stock issuable upon exercise of options.
(8)	Includes 67,576 shares of Common Stock issuable upon exercise of options.
(9)	Ownership is as reported in Schedule 13G/A of the Cadian Capital Management, LLC (“Cadian”) and is as of February 17, 2009. Cadian’s address is 461 Fifth Avenue, 24th Floor, New York, NY 10017.
(10)	Ownership is as reported in Schedule 13G/A of the Corusant Capital LLC (“Corusant”) and is as of February 13, 2009. Corusant’s address is 400 E 84 Street, Apt 39C, New York, NY 10028.
(11)	Ownership is as reported in Schedule 13G of the Barclays Global Investors, NA (“Barclay”) and is as of February 6, 2009. Barclay’s address is 400 Howard Street, San Francisco, CA 94105.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of our Common Stock and other equity securities. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based upon a review of the copies of such forms furnished to us and written representations from and communications with our executive officers, directors and greater than ten percent (10%) beneficial stockholders, we believe that during 2008, all transactions were timely reported except for one late report for Mr. Walter which covered one transaction.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth certain information concerning our current executive officers:

Name	Age	Positiions with Company
Eran Broshy	50	Executive Chairman of the Board
R. Blane Walter	38	Chief Executive Officer and Director
David S. Bassin	37	Chief Financial Officer and Secretary
Terrell G. Herring	45	President, Chief Operating Officer and Director

Eran Broshy – please refer to the section entitled “Board of Directors” for a discussion of Mr. Broshy.

R. Blane Walter – please refer to the section entitled “Board of Directors” for a discussion of Mr. Walter.

David Bassin – Mr. Bassin was elected as the Chief Financial Officer and Secretary of the Company in May 2007.  Prior to that, he held various management positions with the Company since its spin-off from Snyder Communications, Inc. in 1999, most recently as Chief Financial Officer and Chief Operating Officer of the Company's inVentiv Commercial division, with responsibility for providing financial, strategic and operational management for all of the inVentiv Commercial business units.  From 1997 to 1999, Mr. Bassin served as the Business and Financial Strategies Group Manager for Snyder Communications, Inc.  Mr. Bassin began his business career as an auditor with Arthur Andersen from 1993 to 1997.  Mr. Bassin earned a bachelor's degree in economics and business from Lafayette College and is a Certified Public Accountant.

Terrell G. Herring – please refer to the section entitled “Board of Directors” for a discussion of Mr. Herring.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Compensation Committee of the Board of Directors oversees, reviews and administers all compensation, equity and employee benefit plans and programs of the Company, including executive compensation plans and programs.  The Compensation Committee operates under a Compensation Committee Charter adopted by the Board of Directors.  Under the Compensation Committee Charter, the Compensation Committee has, among other things, the responsibility to:

•
review annually and determine the individual elements of total compensation for the Chief Executive Officer (with the Chief Executive Officer absent during voting and deliberations) and all other executive officers;

•	approve all material perquisites and fringe benefit arrangements for the Company’s executive officers;
•	review and approve compensation for non-employee members of the Board of Directors;
•	grant equity-based awards under the Company’s incentive plans, with the ability to delegate the authority to grant awards to non-executive employees to one or more executive officers;
•	approve, and recommend to the Board for submission to the shareholders for any necessary approval, equity incentive plans;
•	approve the material terms of and recommend to the Board for approval all other material employee benefit plans of the Company; and
•	review matters related to the management performance and development and training of executive staff and succession planning.

        The Charter provides that the Compensation Committee must consist of at least two directors who are “non-employee directors” within the meaning of Rule 16b-3 issued by the SEC, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, as amended, and “independent” within the meaning of applicable NASDAQ rules and interpretations.   The Board of Directors has determined that Per Lofberg and Mark Jennings, the current members of the Compensation Committee, and Craig Saxton, who serves as an alternate member of the Compensation Committee, each meet these criteria.

The Compensation Committee operates with the participation of Blane Walter, the Company’s Chief Executive Officer, in setting compensation levels for the Company.  Mr. Walter generally attends Compensation Committee meetings with the exception of those portions devoted to the deliberation and approval of his own compensation.  In addition to assisting the Compensation Committee with various analyses of the Company’s compensation structure, Mr. Walter makes recommendations to the Compensation Committee concerning the compensation of his direct reports (including the other executive officers of the Company).  These direct reports play a significant role in setting compensation within their divisions.  Mr. Walter has been authorized by the Compensation Committee to award equity incentive compensation to non-executive personnel in accordance with detailed guidelines and aggregate limits established by the Compensation Committee.

Frederic W. Cook & Co., Inc. has served as the Company’s compensation consultant since its inception and consults with the Compensation Committee as the Compensation Committee deems necessary from time to time.  Although it is not formally retained by the Compensation Committee as distinct from management, Frederic W. Cook & Co., Inc. has reported principally to the Compensation Committee in recent years.  The compensation consultant assists the Compensation Committee in determining its approach to executive officer compensation and in setting specific levels of executive officer compensation on both an individual and aggregate basis.  During 2008, Frederic W. Cook & Co., Inc. assisted the Compensation Committee in revising the peer group used in evaluating compensation; in establishing base salary levels for executive officers; and in establishing revised compensation terms for Mr. Walter upon his election as Chief Executive Officer and for Mr. Broshy upon his assumption of his position as Executive Chairman.

Compensation Philosophy

The Compensation Committee seeks to establish competitive levels of annual and long-term incentive compensation and to structure an overall compensation package that recognizes and rewards executive officers for current year performance, includes retention rewards for the executive officers, motivates executive officers to achieve specified performance targets on an annual basis and aligns the interests of executive officers with the long-term interests of the Company's stockholders.  The Compensation Committee believes that these objectives are best accomplished in a flexible framework using a dynamic approach that responds to the specific requirements of the Company in an innovative industry and a competitive marketplace.

The Compensation Committee generally seeks to establish a total compensation package for executive officers that, depending upon the Company’s performance, will range between approximately the 25th and 75th percentile of compensation at a peer group of companies.  The same peer group is considered by the Compensation Committee in assessing corporate performance and attainment of corporate objectives.  The peer group currently consists of the following companies:  Allscripts Healthcare Solutions, Covance Inc., eResearch Technology Inc, IMS Health Inc., Kendle International Inc., MDS Inc., Parexel International, PDI Inc., Pharmaceutical Product Development, and Pharmanet Development Group, Inc.  In setting executive compensation for levels for 2008 (which determinations were made in December 2007), the 2006 peer group, consisting of Covance Inc., IMS Health Inc., MDS Inc., Parexel International, PDI Inc., Pharmaceutical Product Development, Pharmanet Development Group, Inc. and WebMD, was used. Consistent with the Compensation Committee’s overall philosophy that the setting of executive compensation should be a dynamic process, the Compensation Committee regularly reassesses executive compensation against the peer group and against national survey data, and incorporates that information as an element in setting executive compensation.

In determining the compensation of individual executive officers, the Compensation Committee seeks to establish a mix of annual and long-term compensation elements that is appropriately structured to achieve retention objectives and alignment with stockholder interests.  Peer group comparison data is employed to support the decision-making of the Compensation Committee with regard to both annual and long-term compensation ranges and to ensure competitive compensation packages.  The annual compensation component is reviewed with bonuses valued at their targeted amounts. Equity incentive components are reviewed using a Black-Scholes or similar valuation model.  Outside the peer group comparative context, the Compensation Committee adjusts both annual and long-term incentive elements in a manner it deems to be consistent with the attainment of compensation objectives.

The Compensation Committee believes that a significant portion of compensation opportunity should be directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. Equity incentive awards to executive officers, and the Company's cash bonus plan described below, are designed to accomplish this goal.

Elements of Executive Compensation

The elements of the Company's compensation programs as they apply to executive officers are described below.  The specific elements of compensation provided to each executive officer are determined within the framework of their employment agreements, which are described in detail under "Executive Employment Agreements" below.

Base Salary.  All of the Company's executive officers have employment agreements that establish a base salary, subject to such increases as may be approved by the Compensation Committee.  In determining whether to increase each officer’s base salary, the Compensation Committee considers the position, level and scope of responsibility of the officer and the performance of the Company during the preceding fiscal year.  With the exception of increases to base salary in connection with promotions, in recent years, base salary increases have principally reflected cost-of-living adjustments.  For 2009, in recognition of their increasing roles and responsibilities within the Company, Mr. Bassin's annual base salary was increased from $300,000 to $360,000 and Mr. Herring's annual base salary was increased from $435,000 to $500,000.  These salary levels were established by the Compensation Committee taking into account the peer group and target parameters described above.

Annual Bonus.  Executive officers are eligible to earn an annual cash bonus pursuant to the Company's cash bonus plan (the “Cash Bonus Plan”).  The goal of the Cash Bonus Plan is to motivate exemplary performance by the senior management team during the applicable annual period both as a group and on an individual basis.  70% of the bonus is non-discretionary and is based solely on the achievement of budgeted financial targets.  30% of the bonus is discretionary and is based on individual performance.

The Bonus ranges and target amounts in effect during 2008 were as follows:

Executive	Bonus Range (% of Base Salary)	Target (% of Base Salary)
R. Blane Walter	0-200% (6/11/08-12/31/08) 0-150% (1/1/08-6/10/08)	100% 75%
David S. Bassin	0-100%	50%
Terrell G. Herring	0-100%	50%

    The non-discretionary portion of the bonus is paid at the target level based on achievement of the applicable financial target(s), at the low end of the range based on achievement of 72% of the applicable financial target(s) and at the high end of the range based on achievement of 130% of the applicable financial target(s).  Financial targets are established annually and approved by the Board of Directors, at levels intended to be appropriate growth targets that are attainable through strong performance.  The financial targets used to determine the non-discretionary portions of the bonuses awarded to the Company's executive officers with respect to the Company's 2008 fiscal year were as follows:

Name	Metric	Target	% of Target Achieved	Non-Discretionary Bonus Portion
Eran Broshy	n/a	n/a	n/a	n/a
R. Blane Walter	Adjusted EPS 1/	$1.97	80%	$93,900 [3]
Terrell G. Herring	Adjusted EBIT 2/	$82.2 million	84%	$66,990
David S. Bassin	Adjusted EPS 1/	$1.97	80%	$31,500

1/  Includes stock compensation expense; excludes hedge interest income/expense and other one time items.
2/  For 2008, adjusted EBIT based on results from inVentiv Commercial and Patient Outcomes;  excludes stock compensation expense.
3/  Based on a bonus range of 0-150% for the period January 1 through June 10, 2008 and 0-200% from June 11, 2008 through December 31, 2008.

    The Cash Bonus Plan also permits bonus payments in excess of the bonus range at the discretion of the Compensation Committee.  The Compensation Committee has generally based payment of any amounts above the bonus range on substantial performance achievement beyond budgeted financial targets.  The Cash Bonus Plan was amended with respect to Mr. Walter at the time he assumed the position of Chief Executive Officer of the Company to increase his bonus range from 0-150% to 0-200%.  With that exception, bonus payments in excess of the bonus ranges initially established for 2008 were not paid to executive officers with respect to the Company's 2008 fiscal year.  Mr. Herring’s bonus range has been increased to 0-150% of base salary beginning in 2009; that increase did not impact his 2008 bonus determination.  The increase in bonus range for Mr. Herring was established by the Compensation Committee taking into account the peer group and target parameters described above.

The discretionary component of the bonus is based on individual performance is typically tied to non-financial objectives that are discussed and agreed with each executive officer.  The key non-quantitative criteria considered by the Compensation Committee in determining the discretionary bonus components of the bonus awards made to the Company's executive officers for 2008 were as follows:

Executive Officer	Discretionary Bonus Criteria
R. Blane Walter
• Provide appropriate earnings guidance and oversee investor and analyst relations;
• Drive executive succession planning and manage executive transitions;
• Drive integrated/bundled offerings and strengthen the organization's ability to deliver service offerings;
• Establish appropriate  revenue and cost targets and manage the organization to achieve those targets.

David S. Bassin
• Provide financial leadership, oversee financial operations balancing capabilities, costs and service levels (e.g. forecasting process, securing of new debt, managing results to corporate budget);
• Strengthen finance processes and procedures (e.g. credit & accounts receivable policies, acquisition diligence, risk assessment, authority levels, revenue recognition);
• Investor relations: secure broader analyst coverage and key investor mapping and relationship building; and
• Act as catalyst to help drive results across the organization (eg KPIs, technology, market trends and insights).

Terrell G. Herring
• Drive new and enhance current offerings for all inVentiv segments;
• Effectively transition new acquisitions;
• Provide direct support for cross-divisional client development efforts and SEAM teams; and
• Initiate and establish priorities and action plan for Operational Support teams.

Equity-Based Incentive Awards.    The goal of the Company’s equity-based incentive awards is to align the long- term interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee makes regular annual equity-based incentive grants to executives and others, typically in January of each year, as of the date of a regularly scheduled meeting of the Compensation Committee or on a later date established at such meeting.  In keeping with industry norms, newly hired employees who begin employment with the Company or who are promoted during the year, may receive a "one-time" option award. Such options are granted and priced as of the fifteenth day of the month following the month in which the hiring or promotion occurs and those dates are not timed with respect to any Company or market event. Vesting is scheduled to recognize service from the date of hiring or promotion.

    As described above, when the Compensation Committee reviews overall compensation levels in a benchmarking framework, the Compensation Committee determines the value of the equity-based incentive award by subtracting from target overall target compensation the value of the executive's base salary and target bonus opportunity.  The Compensation Committee may then adjust the level of the equity-based incentive award  to take into account an individual’s performance history, his or her potential for future responsibility and promotion, his or her existing equity holdings in the Company and the portion represented by vested versus unvested shares, prior wealth accumulation by the individual and the need to accomplish the Company's performance incentive and retention objectives.  The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. The equity incentive awards to executive officers made pursuant to the Company's 2008 annual grant program in January 2008 were determine using the above benchmarking framework and did not include any such further adjustment.  The equity awards made to Mr. Walter in June 2008 represented a special equity award at a level negotiated in connection with his assumption of the role of Chief Executive Officer and pursuant to his current employment agreement.

Once the level of equity-based incentive compensation has been established, the Compensation Committee determines the appropriate mix of restricted stock and options to be included in the grant for the year in question.  In making this determination, the Compensation Committee takes into account the number of shares available for grant under the Company's equity-based incentive plans as well as the accounting cost of the grant.  Since the adoption of FAS 123R, the Company has significantly increased the use of restricted shares in its equity-based incentive grants to executive officers and others, in addition to stock options, but the form of equity award chosen must also take into account the impact of the award on share availability under the Company’s equity incentive plans.  Under the 2006 Long-Term Incentive Plan, each share of restricted stock granted to a plan participant reduces availability under the plan by 1.5 shares, whereas each option granted to a plan participant reduces availability under the plan by 1 share.  (As discussed below, if Proposal No. 2 is approved, each share of restricted stock granted to a plan participant will reduce availability under the plan by 1.61 shares.)

Perquisites and Personal Benefits.  During 2008, the Company maintained three perquisite programs for executives who had negotiated a right to receive these perquisites in their employment agreements:  car allowances, payment of life insurance premiums and reimbursement of country club membership dues.  The Company believes these perquisite programs contribute to competitiveness of the overall executive compensation packages.

Health and Welfare Benefits. The Company maintains health insurance and life insurance programs for its employees.  The value of these benefits received by executives is not required to be included in the Summary Compensation Table since they are made available to all employees on a non-discriminatory basis.  The Company does not provide post-retirement coverage under these programs.

Post-Termination Compensation

Severance and Change of Control Benefits.

The employment agreements with our executive officers provide for the payment of severance benefits upon certain termination events that do not involve a finding of cause on the part of the executive.  In addition, these executives are entitled to specified payments and benefits upon a change of control or upon termination without cause in connection with a change of control.  The severance, death and disability benefits and change of control provisions benefiting the Company’s executive officers are discussed in detail below under “Executive Employment Agreements” and “Executive Compensation – Other Potential Post-Employment Payments and Benefits” below.  The Company extended these benefits in order to maintain the competitiveness of its compensation practices and to induce the executives to enter into their employment.  The employment agreements with our executive officers contain non-competition commitments during the term of employment and for a period of 12 months after termination of employment. (Mr. Walter is subject to an alternative non-competition commitment until October 5, 2010 related to our acquisition of inVentiv Communications, Inc.) Additionally, each employment agreement contains an employee and client non-solicitation provision.

Nonqualified Deferred Compensation Plan.

During 2004, the Company adopted the inVentiv Health, Inc. Nonqualified Deferred Compensation Plan (“the NQDC Plan”).  The purpose of the deferred compensation plan is to provide an opportunity for  these individuals to defer such compensation on a pre-tax basis and to receive the deferred amounts, together with a deemed investment return (positive or negative), either at a pre-determined time in the future or upon termination of employment with the Company or one of its subsidiaries.  The Company adopted the deferred compensation plan to maintain competitiveness relative to others with whom the Company competes for talent in its ability to structure executive compensation and incentives.

Participants in the deferred compensation plan may elect to defer up to 100% of base salary, bonus, and/or commissions, except that they cannot defer amounts that are otherwise required to be withheld from their pay.  Participant deferrals are always 100% vested.  The Company’s obligation to pay the deferred amounts and deemed investment return are general unsecured obligations of the Company of equal rank with other unsecured indebtedness.  Mr. Broshy was the only executive officer who elected to participate in the deferred compensation during 2008.

The Company may, in the sole discretion of the deferred compensation plan administrator, make discretionary contributions intended to restore any lost match to a participant’s 401(k) plan account by reason of a deferred compensation election by the participant or other discretionary contributions.  The 401(k) plan make-up contributions vest in accordance with the vesting schedule for matching contributions under the Company’s 401(k) plan.  Other discretionary contributions will be subject to any vesting schedule established in connection with the contribution or, if no vesting schedule is established, will vest at the end of the deferred compensation plan year following the year in which contribution is made.  The Company has not made any 401(k) plan make-up contributions or other discretionary contributions to date under the deferred compensation.

Contributions to a participant’s deferred compensation plan account are deemed invested in the investment options selected by the participant. The value of the participant’s account reflects the investment return (positive or negative) of those investment options on a daily basis.  The available investment options include mutual funds that invest primarily in equity instruments and mutual funds that invest primarily in debt securities.  Participants may change their investment elections at any time.  Life insurance may be purchased on the participant in order to defer or eliminate the income tax on deemed investment earnings.  Elections of investment options do not represent actual ownership of, nor ownership rights in or to, the securities or other investments to which the investment options refer, and the Company is not required to make actual investments corresponding to the deemed investments selected by participants.

Distributions are made under the terms of the deferred compensation plan only under the following circumstances:

•
At the time of the deferral election, a participant may elect to receive some or all of the deferred amounts and investment returns attributable thereto in (or beginning in) a specified month prior to retirement or termination of employment.

•
All other deferrals, as well as any Company discretionary contributions, constitute the participant’s retirement account.  Participants may  establish up to five in-service accounts in addition to the retirement account.  Separate investment option allocation elections may be made for each in-service account and for the retirement account.  Distributions from in-service accounts can be made in a lump-sum or, if elected at the time of deferral and the balance is at least $10,000, in up to five annual installments.

•
Participants who retire after age 50, terminate employment after five years of service (other than for cause) or terminate employment due to disability will receive the vested portion of their retirement account balance and all undistributed in-service account balances based on a participant’s payment election.

•
Upon a termination of employment that does not qualify as a retirement or other qualifying termination, a participant will receive the vested portion of his or her retirement account balance, and all undistributed in-service account balances, in a single lump-sum payment.

•	Upon death, a participant’s designated beneficiary will receive the participant’s retirement account balance and all undistributed in-service account balances in a single lump-sum payment.
•
In the event of an unforeseen financial emergency, as defined in the deferred compensation plan, a participant may request a withdrawal from his or her account(s) to satisfy the emergency.  Such a withdrawal must be approved by the deferred compensation plan administrator.

Financial Restatement

The Compensation Committee does not have the independent authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers where the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement.  Where applicable, the Board of Directors will consider on a case-by-case basis whether to seek, subject to applicable law, to recover any amount determined to have been received by the individual executive taking into account all relevant factors.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to its principal executive officer, its principal financial officer or any of its three other most highly compensated executive officers in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, including stockholder approval, are satisfied. While the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and the Compensation Committee has approved and may in the future approve compensation that is not fully deductible.  Restricted stock grants that are subject to time-based vesting will not qualify for exclusion and may result in the payment in future years of compensation that is not deductible for federal income tax purposes under Section 162(m).  The NQDC Plan permits executive officers to defer amounts that would otherwise be non-deductible for federal income tax purposes under Section 162(m).

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s Proxy Statement on Schedule 14A.

Mark Jennings
Per G.H. Lofberg (Chairman)

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Executive Employment Agreements

The following is a summary of the employment agreements that were in place between the Company and its executive officers as of December 31, 2008 and, in the case of Mr. Broshy and Mr. Walter, the relevant provisions of the employment agreements in effect during the period January 1 through June 10, 2008.

Eran Broshy.  The employment agreement entered into between the Company and Eran Broshy in June 2008 (the "2008 Broshy Employment Agreement") provides for a base salary of $300,000, subject to annual review by the Company's Board of Directors (the "Board") or Compensation Committee (the "Compensation Committee").  Mr. Broshy's current employment agreement does not provide for his participation in the Cash Bonus Plan.  In 2008, Mr. Broshy's total cash compensation was $440,654, consisting of base salary at the rate of $600,000 per annum for the period January 1 through June 10, 2008 under his prior employment agreement (the "2006 Broshy Employment Agreement"), as adjusted through the annual review process, and base salary at the rate of $300,000 per annum for the period June 11 through December 31, 2008.

The 2008 Broshy Employment Agreement entitles Mr. Broshy to be considered for grants of stock options and restricted stock at the discretion of the Board.  The stock options and restricted stock granted to Mr. Broshy as part of the 2008 annual grant program were made pursuant to corresponding provisions of the 2006 Broshy Employment Agreement.

Under the 2008 Broshy Employment Agreement, Mr. Broshy is entitled to payment of premiums on a $2.5 million term life insurance policy maintained by the Company for his benefit and to receive a monthly car allowance of $833.  In 2008, the value of the life insurance premiums and car allowances paid for the benefit of Mr. Broshy was $14,522.

 In the event of Mr. Broshy's termination without cause or resignation for good reason prior to a "change in control", he is entitled under his employment agreement to receive a lump sum payment equal to two times his base salary; continuation of health insurance benefits for a period of three years; continuation of life insurance benefits for a period of 18 months; and acceleration of vesting of all options and restricted stock awards, which will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after termination.

In the event of Mr. Broshy's death during the term of his employment, his family is entitled to continuation of health insurance benefits for a period of three years; and his estate is entitled to acceleration of vesting of all options and restricted stock awards, which options will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after his death.

In the event of Mr. Broshy's termination for disability, he is entitled to receive, in addition to any Company-provided disability benefits:  a lump sum payment equal to two times his base salary, reduced by any "change in control" payment previously received by him; continuation of health insurance benefits for a period of three years; continuation of life insurance benefits for a period of 18 months; and acceleration of vesting of all options and restricted stock awards, which options will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after termination.

Upon a "change in control" of the Company, Mr. Broshy is entitled to receive a lump sum payment equal to two times his base salary; and acceleration of vesting of all options and restricted stock awards, which options will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after termination.  In addition, in the event of Mr. Broshy's termination without cause or for good reason within 13 months after a "change in control", he is entitled to receive a lump sum payment equal to his base salary; and continuation of health and life insurance benefits for a period of three years.  Finally, any resignation by Mr. Broshy during the 30 days following the first anniversary of a "change in control" will be deemed to be a resignation for good reason entitling him to the payments and benefits described above in relation to a resignation for good reason.  Mr. Broshy is entitled to a gross-up payment from the Company with respect to any excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the Executive with respect to such excise tax, and related matters, in connection with a "change in control."   The Company will have the discretion to reduce Mr. Broshy's change in control benefits by up to the lesser of (a) 5% of his change in control benefits (valued in accordance with Section 280G) and (b) $50,000, if doing so would avoid excise tax liability under Section 280G.

R. Blane Walter.  The employment agreement entered into between the Company and R. Blane Walter in June 2008 (the "2008 Walter Employment Agreement") in connection with his appointment as Chief Executive Officer provides for an initial base salary of $550,000, subject to annual review by the Board or the Compensation Committee.  The 2008 Walter Employment Agreement establishes a bonus range of 0-200% of Mr. Walter's base salary, provided that for the period January 1 through June 10, 2008, the bonus range of 0-150% of base salary, which was in effect under his prior employment agreement with the Company (the "2007 Walter Employment Agreement"), is applicable.  Bonus awards shall be based on the achievement of certain performance objectives as determined by the Board or the Compensation Committee.  For 2008, Mr. Walter's total cash compensation was $891,033, consisting of (i) $528,846 of base salary payments at a rate of $500,000 per annum under the 2007 Walter Employment Agreement, as adjusted through the annual review process, from January 1, 2008 to June 10, 2008 and payments at a rate of $550,000 per annum from June 11, 2008 to December 31, 2008 and (ii) a $362,187 bonus under the Cash Bonus Plan.

The 2008 Walter Employment Agreement provided for a special equity incentive award grant having a value (as determined in accordance with FAS 123R) of approximately $1,250,000, which was issued to Mr. Walter on June 11, 2008.  The 2008 Walter Employment Agreement also provided for a special equity incentive award grant having a value of approximately $1,000,000 as part of the Company's 2009 annual grants to its executives, which was issued to Mr. Walter on January 18, 2009.   The 2008 Walter Employment Agreement provides that future equity awards are subject to the discretion of the Compensation Committee, but that the expectation (without limitation of such discretion) is that annual grant awards will have a value (as determined in accordance with FAS 123R) of at least $1,000,000.

Under the 2008 Walter Employment Agreement, Mr. Walter is entitled to receive payment of premiums on a $3 million term life insurance policy maintained by the Company for his benefit and a monthly car allowance of $833.  In 2008, the value of the life insurance premiums and car allowances paid for the benefit of Mr. Walter was $13,806.

In the event of Mr. Walter's termination without cause or resignation for good reason prior to a "change in control", he is entitled under his employment agreement to a lump sum payment equal to two times the sum of his base salary and the average of his awarded bonus for the three years prior to termination (disregarding any year for which he was not eligible for a bonus in accordance with the terms of his employment agreement); continuation of health insurance benefits for a period of three years; continuation of life insurance benefits for a period of 18 months; and vesting of all equity incentive awards, with  options generally remaining exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after.

In the event of Mr. Walter’s death during the term of his employment, his family is entitled to continuation of health insurance benefits for a period of three years; and his estate is entitled to acceleration of vesting of all options and restricted stock awards, which options will generally remain exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after his death.

Upon a "change in control" of the Company, Mr. Walter is entitled to a lump sum payment equal to two times the sum of his base salary and the average of his awarded bonus for the three years prior to termination (disregarding any year for which he was not eligible for a bonus in accordance with the terms of his employment agreement); and vesting of all equity incentive awards, with  options generally remaining exercisable for the period permitted by Section 409A of the Internal Revenue Code, but not for more than two years after.  In addition, in the event of Mr. Walter's termination without cause or for good reason within 13 months after a "change in control", he is entitled to receive a lump sum payment equal to the sum of his base salary and the average of his awarded bonus for the three years prior to termination (disregarding any year for which he was not eligible for a bonus in accordance with the terms of his employment agreement).  Finally, any resignation by Mr. Walter during the 30 days following the first anniversary of a "change in control" will be deemed to be a resignation for good reason entitling him to the payments and benefits described above in relation to a resignation for good reason.  Mr. Walter is entitled to a gross-up payment from the Company with respect to any excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the Executive with respect to such excise tax, and related matters, in connection with a "change in control."  The Company will have the discretion to reduce Mr. Broshy's change in control benefits by up to the lesser of (a) 5% of his change in control benefits (valued in accordance with Section 280G) and (b) $150,000, if doing so would avoid excise tax liability under Section 280G.

David S. Bassin.  The Company's employment agreement with David Bassin provided for an initial base salary of $290,000, subject to annual review by the Company, and an annual bonus based on the achievement of performance objectives as determined by the Chief Executive Officer or his designee.  Mr. Bassin's annual bonus range is 0-100% (target of 50%) of his salary, subject to the discretion of the Company.  In 2008, Mr. Bassin's total cash compensation was $421,269, consisting of (i) $299,769 paid as base salary under his employment agreement, as adjusted through the annual review process, and (ii) a $121,500 bonus under the Cash Bonus Plan.

Mr. Bassin is entitled under his employment agreement to participate in the Company's equity incentive program on a discretionary basis.  Mr. Bassin’s equity grant under the Company’s 2008 annual grant program was made pursuant to this provision of his employment agreement.

Under his employment agreement, Mr. Bassin is entitled to receive a monthly car allowance of $800 and payment of his annual country club membership dues.  In 2008, the value of car allowances and country club membership dues paid for the benefit of Mr. Bassin was $20,100.

In the event of Mr. Bassin's termination without cause or his resignation for good reason, he is entitled to receive a lump sum payment equal to 26 weeks' base salary.  Upon a change of control,  Mr. Bassin may become entitled to an additional payment equal to 52 weeks' base salary, subject to satisfactorily performing his employment duties and having used his best efforts to facilitate the change of control, provided that if Mr. Bassin is so employed but his employment terminates prior to the six month anniversary of the change of control for any reason other than a termination without cause by the Company, the additional payment will be equal to 26 weeks' base salary.  If Mr. Bassin is terminated without cause within two months prior to the change of control, he will be entitled to 26 weeks' base salary, in addition to a lump sum payment equal to 26 weeks' base salary to which he is otherwise entitled under his employment agreement upon a termination without cause or resignation for good reason, subject to having satisfactorily performing his employment duties and having used his best efforts to facilitate the change of control.  The vesting of Mr. Bassin's stock options and restricted stock will accelerate upon a change of control.  In the event of the termination of Mr. Bassin’s employment by reason of death or disability, he will be entitled to all unpaid earned salary and benefits upon the date of death or disability.

Terrell G. Herring.  The Company's employment agreement with Terrell Herring provides for an initial base salary of $425,000, subject to annual review by the Company, and an annual bonus for each calendar year based on the achievement of certain performance objectives as determined by the Chief Executive Officer or his designee.  Mr. Herring's annual bonus range for 2008 was 0-100% (target of 50%) of his salary, subject to the discretion of the Company.  In 2008, Mr. Herring's total cash compensation was $637,259, consisting of (i) $439,769 paid as base salary under his employment agreement and (ii) a $197,490 bonus under the Cash Bonus Plan.

Although Mr. Herring's employment agreement does not explicitly entitle him to participate in the Company's equity incentive program, he has historically been included in grant programs made available to executive officers at the discretion of the Compensation Committee.

Under his employment agreement, Mr. Herring is entitled to receive payment of premiums on a $1 million term life insurance policy maintained by the Company for his benefit, a monthly car allowance of $800 and payment of his annual country club membership dues (which are to be approximately $7,600, as adjusted for reasonable annual increases by the country club).  In 2008, the value of the life insurance premiums, car allowances and country club dues paid for the benefit of Mr. Herring was $17,945.

In the event of Mr. Herring's termination without cause or his resignation for good reason, he is entitled to receive a lump sum payment equal to 52 weeks' base salary, and if he has not secured employment with a competitive company in the pharma services arena within 52 weeks after such termination, up to an additional 26 weeks of base pay commencing on the first anniversary of his termination date for so long as he is not so employed, provided that if he reaches agreement with either the chief executive officer or the president that he may resign for good reason on a consensual basis, the total severance payment will be a lump sum payment equal to 6 months' base salary.  Upon a change of control,  Mr. Herring may become entitled to a payment equal to 18 months' base salary, subject to his having satisfactorily performed his employment duties and having used his best efforts to facilitate the change of control, if he is either terminated without cause within two months prior to the change of control or is employed on the date of the change of control, provided that if he is so employed but his employment terminates prior to the six month anniversary of the change of control for any reason other than a termination without cause by the Company, the additional payment will be equal to 9 months' base salary.  The vesting of Mr. Herring’s stock options and restricted stock will accelerate upon a change of control.  In the event of the termination of Mr. Herring’s employment by reason of death or disability, he will be entitled to all unpaid earned salary and benefits upon the date of death or disability.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned for the last completed fiscal year for each of our executive officers who served at any time during the year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
					(f)(3)	(g)(4)	(i)(5)	(j)(3)

Eran Broshy, Executive Chairman (June 11, 2008-Present); Chief Executive Officer (January 1 – June 10, 2008)	2008 2007 2006	440,654 579,000 560,000	-- 205,487 261,960	333,344 -- 3,226,625	637,014 -- 2,992,419	-- 194,513 488,040	18,397 17,377 15,233	1,429,409 996,377 7,544,277
R. Blane Walter, Chief Executive Officer (June 11, 2008-Present); President (January 1-June 10, 2008)	2008 2007 2006	528,846 438,000 387,000	268,287 -- --	666,643 499,991 --	1,313,087 1,005,271 --	93,900 -- --	17,268 16,644 3,126	2,888,031 1,959,906 390,126
David S. Bassin, Chief Financial Officer	2008 2007 2006	299,769 263,000 (5) 194,000	90,000 60,462 61,520	333,344 438,955 65,753	637,014 178,091 --	31,500 39,538 54,693	23,975 22,475 20,424	1,415,602 1,002,521 396,389
Terrell G. Herring, President (September 10, 2008-Present); Chief Operating Officer; CEO and President, inVentiv Commercial and CEO, Patient Outcomes (January 1-September 9, 2008)	2008 2007 2006	439,769 399,000 360,500	130,500 141,739 157,820	166,656 1,250,032 211,456	318,507 507,154 422,111	66,990 58,261 117,180	21,820 13,760 14,200	1,144,242 2,369,946 1,283,267

(1) Mr. Broshy’s 2008 Salary is comprised of approximately $276,423 for his position from January 1, 2008 to June 10, 2008 as inVentiv’s Chief Executive Officer and approximately $164,231 for his position from June 11, 2008 to December 31, 2008 as inVentiv's Executive Chairman.   Mr. Walter's 2008 Salary is comprised of approximately $231,923 for his position from January 1, 2008 to May 10, 2008 as inVentiv’s President and approximately $296,923 for his position from June 11, 2008 to December 31, 2008 as inVentiv's Chief Executive Officer.

(2)  The amounts shown in the “Bonus” column constitute the discretionary portion of the cash incentive awards made to our executive officers under the Company's Cash Bonus Plan and any other amounts awarded as a bonus that do not constitute Non-Equity Incentive Plan Compensation. For a detailed discussion of the Cash Bonus Plan and the 2008 cash incentive awards under the Cash Bonus Plan, readers are referred to "Elements of Executive Compensation—Cash Compensation—Annual Bonus" above.

(3)  The amounts shown in the “Stock Awards” column and in the “Option Awards” column represent the value of the grant of restricted stock and stock options based on the methodology employed by the Company for purposes of preparing its annual financial statements in accordance with FAS 123R, without taking into account any projected forfeitures of service-based awards.   For a further discussion of this methodology, readers are referred to footnotes 2 and 14 to the Company’s audited, consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008

(4)  The amounts shown in the “Non-Equity Incentive Plan Compensation” column constitute the non-discretionary portion of the cash incentive awards made to our executive officers under the Company's Cash Bonus Plan.  For a detailed discussion of the Cash Bonus Plan and the 2008 cash incentive awards under the Cash Bonus Plan, readers are referred to "Elements of Executive Compensation—Cash Compensation—Annual Bonus" above.

(5)  The amounts shown in the “All Other Compensation” column represent the value of life insurance premiums paid on behalf of Mr. Broshy, Mr. Walter and Mr. Herring; country club dues paid on behalf of Mr. Bassin and Mr. Herring; car allowances paid and matching contributions to executive officers under our 401(k) retirement savings plan.  The value of life insurance premiums, car allowances and country club dues, which are deemed to be perquisites under applicable SEC guidance, was determined based on incremental cost methodology, which in each case was determined to be the Company’s direct costs incurred in connection with providing the perquisites.

Grants of Plan-Based Awards

The following table presents information on equity awards granted during 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
(a)	(b)	Threshold (c)	Target (d)(1)	Maximum (e)(1)	Threshold (f)	Target (g)	Maximum (h)	(i)	(j)	(k)(2)	(l)

Eran Broshy	1/18/08 1/18/08	-- --	-- --	-- --	-- --	-- --	-- --	10,241 --	-- 48,274	-- 32.55	$333,344 $637,014
R. Blane Walter	1/18/08 1/18/08 6/11/08 6/11/08 12/11/07 (modified 6/11/08)	-- -- -- -- $0	-- -- -- -- $315,802	-- -- -- -- $631,604	-- -- -- -- -- --	-- -- -- -- -- --	-- -- -- -- -- --	7,680 -- 14,538 -- -- --	-- 36,206 -- 69,788 -- --	-- 32.55 -- 28.66 -- --	$249,984 $477,767 $416,659 $835,320 -- --

David S. Bassin	1/18/08 1/18/08 12/11/07	-- -- $0	-- -- $105,000	-- -- $210,000	-- -- --	-- -- --	-- -- --	10,241 -- --	-- 48,274 --	-- 32.55 --	$333,344 $637,014 --

Terrell G. Herring	1/18/08 1/18/08 12/11/07	-- -- $0	-- -- $152,250	-- -- $304,500	-- -- --	-- -- --	-- -- --	5,120 -- --	-- 24,137 --	-- 32.55 --	$166,656 $318,507 --
(1)  Amounts shown represent the non-discretionary portions of bonus payments potentially earned under the Cash Bonus Plan with respect to 2008.  Performance targets described above for 2008 were established at the December 11, 2007 meeting of the Compensation Committee.
(2)  Represents in each case the closing market price on the date of grant.

The restricted stock and options granted above were awarded under the 2006 Long-Term Incentive Plan. All non-equity incentive plan awards during 2008 were made under the Cash Bonus Plan.

All grants of stock options made during 2008 are subject to a four-year vesting schedule.  All grants of restricted stock made during 2008 are subject to a four-year vesting schedule except for the grant made to Mr. Walter on June 11, 2008, which vest 50% on the second anniversary of the grant and 50% on the fifth anniversary of the grant. Vesting is in each case subject to continued employment, except as described below under “Other Potential Post-Employment Payments and Benefits”.

Shares of restricted stock issued during 2008 are entitled to receive dividends; however, the Company has never paid dividends on its capital stock and has no intention of doing so in the foreseeable future.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding option and restricted stock awards as of December 31, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Eran Broshy	55,000 200,000 22,500 90,000	-- -- 22,500(1) 90,000(2) 48,274(3)	-- -- -- --	$8.45 $15.96 $25.06 $26.77 $32.55	12/10/2013 9/23/2014 1/17/2016 6/14/2016 1/18/2018	-- -- 5,624(1) 55,000(8) 10,241(3)	-- -- $140,937 $1,472,350 $333,344
R. Blane Walter	14,479 -- --	43,435(6) 36,206 (3) 69,788(5)	-- -- --	$37.21 $32.55 $28.66	7/2/2017 1/18/2018 6/11/2018	13,437(7) 7,680(3) 14,538(11)	$499,991 $249,984 $416,659
David S. Bassin	1,375 11,250 -- 2,740 -- --	-- -- -- 8,220(4) -- 48,274(3)	-- -- -- -- -- --	$8.45 $17.25 -- $35.01 -- $32.55	12/10/2013 11/1/2014 -- 1/22/2017 -- 1/18/2018	-- -- 1,374(9) 3,761(4) 7,523(10) 10,241(3)	-- -- $32,852 $131,673 $263,380 $333,344
Terrell G. Herring	37,500 -- 7,803 -- -- --	-- 16,874(1) 23,408(4) -- -- 24,137(3)	-- -- -- -- -- --	$15.96 $25.06 $35.01 -- -- $32.55	9/23/2014 1/17/2016 1/22/2017 -- -- 1/18/2018	-- 4,218(1) 10,711(4) 14,282(10) 7,141(12) 5,120(3)	-- $105,703 $374,992 $500,013 $250,006 $166,656

(1) 50% of such options/shares vested on January 17, 2009 and an additional 50% will vest on January 17, 2010.
(2) 50% of such options will vest on each of June 14, 2009 and 2010.
(3) 25% of such options/shares will vest on January 18, 2009, 2010, 2011 and 2012.
(4) 33% of such options/shares vested on January 22, 2009 and an additional 33% will vest on each of January 22, 2010 and 2011.
(5) 25% of such options/shares will vest on June 11, 2009, 2010, 2011 and 2012
(6) 33% of such options/shares vested on July 2, 2009 and an additional 33% will vest on each of July 2, 2010 and 2011.
(7) 50% of such shares will vest on each of July 2, 2009 and 2012.
(8) All such shares will vest on June 14, 2011.
(9) 50% of such shares vested on January 3, 2009 and an additional 33% will vest on January 3, 2010.
(10) Such shares will vests on a Determination Date occurring no later than 90 days after completion of the Company's 2009 audit based on cumulative performance (EBIT) thresholds for 2007 through 2009.
(11) 50% of such shares will vest on each of June 11, 2010 and 2013.
(12)  Such shares will vest on the Determination Date irrespective of performance, subject to continued employment on such date.

Option Exercises And Stock Vested

The following table provides information on stock option exercises and vesting of restricted stock held by the listed officers during fiscal year 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Eran Broshy	--	--	2,813 55,000	90,916 1,578,500
R. Blane Walter	--	--	--	--

David S. Bassin	--	--	688 1,254	21,184 42,410
Terrell G. Herring	5,000 37,500 16,876	143,222 1,074,161 590,660	2,110 3,571 1,333	68,195 120,771 43,256

Nonqualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for each listed officer during fiscal year 2008:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)

Eran Broshy	392,324 (1)	--	(952,361)	--	1,899,349
R. Blane Walter	--	--	--	--	--

David S. Bassin	--	--	(40,264)	--	125,172
Terrell G. Herring	--	--	--	--	--

(1)
Of the contributions made to the non-qualified deferred compensation plan during 2008 by Mr. Broshy, $78,478 is included in the base salary amount reported for Mr. Broshy for 2008 in the Summary Compensation Table above and $313,846 was included in the bonus amount reported for Mr. Broshy for 2007 in the Summary Compensation Table included in the Company's proxy statement relating to its 2008 Annual Meeting of Stockholders filed with the SEC.

Potential Payments Upon Termination Or Change In Control

The following table describes and quantifies estimated potential payments and benefits that would become payable under the employment agreement between the Company and each executive officer  if the executive officer's employment had terminated on December 31, 2008, or if a change of control occurred on that date.  The amounts contained in the table are based on each executive's compensation and, where applicable, the Company's closing stock price as of December 31, 2008.  These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to such executive officers, which would only be known at the time that they become eligible for payment

Name and Type of Termination or Change in Control	Severance ($)	Bonus ($)	Equity Acceleration ($)	Health Benefits ($)	Life Insurance Benefits ($)	Excise Tax & Gross-up ($)	TOTAL ($)
Eran Broshy
Termination without Cause, for Good Reason or for Disability prior to Change in Control	600,000	--	817,782	38,808	6,783	--	1,463,373
CIC Without Termination	600,000	--	817,782	--	--	--	1,417,782
Termination without Cause or Resignation within 13 Months after Change in Control	300,000	--	--	38,808	13,565	--	352,373
Death	--	--	817,782	38,808	--	--	856,590
R. Blane Walter
Termination without Cause, for Good Reason or for Disability prior to Change in Control	1,100,000	362,187	411,459	38,808	5,715	--	1,918,169
CIC Without Termination	1,100,000	362,187	411,459	--	--	--	1,873,646
Termination without Cause or Resignation within 13 Months after Change in Control	550,000	362,187	--	--	--	--	912,187
Death	--	--	411,459	38,808	--	--	450,267
David S. Bassin
Termination without Cause or for Good Reason	150,000	--	--	--	--	--	150,000
Change in Control	300,000	--	--	--	--	--	300,000
Termination after Change in Control	150,000	--	264,254	--	--	--	414,254
Terrell G. Herring
Termination without Cause or for Good Reason	652,500	--	--	--	--	--	652,500
Change in Control	652,500	--	--	--	--	--	652,500
Termination after Change in Control	652,500	--	478,587	--	--	--	1,131,087

Director Compensation

The following table sets forth the compensation earned for the last completed fiscal year for each of our non-employee directors who served at any time during the year.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($) (h)

A. Clayton Perfall(1)	64,000	--	64,000
Per G.H. Lofberg(2)	100,825	359,996(3)	460,821
Mark E. Jennings(4)	39,000	--	39,000
Craig Saxton(5)	39,000	--	39,000
___________

(1) As of December 31, 2008, Mr. Perfall held 100,000 unexercised options and 20,000 shares of restricted stock.
(2) As of December 31, 2008, Mr. Lofberg held no unexercised options and 16,933 shares of restricted stock.
(3) Value determined in accordance with FAS 123R.
(4) As of December 31, 2008, Mr. Jennings held no unexercised options and 20,000 shares of restricted stock.
(5) As of December 31, 2008, Mr. Saxton held 5,000 unexercised options and 10,000 shares of restricted stock.

All non-employee directors receive compensation of $35,000 per year plus $1,000 for attendance at each Board of Directors or Board Committee meeting, other than telephonic meetings.  As Chairman of the Audit Committee, A. Clayton Perfall receives an additional $25,000 of cash compensation.  Prior to his departure from Merck Capital Ventures, LLC , Per G.H. Lofberg, who serves as Chairman of the Compensation Committee, could not receive equity compensation under the terms of his employment agreement with Merck.  In connection with his departure from Merck, a restricted stock grant with a value of approximately $360,000 (vesting over a four-year period from the date of grant) was made to Mr. Lofberg and his cash compensation was reduced from $125,000 to $35,000 per year.

Messrs. Broshy, Walter and Herring are management members of the board and are not additionally compensated for attending Board meetings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Lofberg (Chairman) and Jennings, with Mr. Saxton serving as an alternate member.  No member of the Compensation Committee was at any time during the 2008 fiscal year or at any other time an officer or employee of the Company, and no member had any relationship with inVentiv requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during the 2008 fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent registered public accounting firm' qualifications and independence, (iii) the performance of the Company's independent registered public accounting firm and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements.

In this context, the Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Committee discussed with the independent registered public accounting firm the auditors' independence from the Company and its management, and the independent registered public accounting firm provided to the Committee the written disclosures and letter required from the independent registered public accounting firm by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.”

The Committee approved the engagement of Deloitte & Touche LLP as independent registered public accounting firm for the Company for its 2008 fiscal year.  The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the independent registered public accounting firm to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

Mark E. Jennings
A. Clayton Perfall (Chairman)

The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSALS TO BE VOTED ON AT MEETING

PROPOSAL 1 -- ELECTION OF DIRECTORS

Nominees for Election as Directors

The Certificate of Incorporation and Bylaws of the Company provide that directors shall be elected at each annual meeting of the Company's stockholders. The number of directors constituting the full Board of Directors currently is fixed at seven (7) directors.

Seven (7) nominees are named in this Proxy Statement. If elected, each of the directors will serve for a one-year term expiring at the 2009 Annual Meeting or at the earlier of his resignation or removal. The Board of Directors has nominated seven (7) incumbent directors for election to the Board:  Eran Broshy, A. Clayton Perfall, Per G.H. Lofberg, Mark E. Jennings, Craig Saxton, M.D., Terrell G. Herring and R. Blane Walter.  Proxies may not be voted for a greater number of persons than the number of nominees named.

Approval of the election of each of the nominees as directors of the Company requires the affirmative vote of a majority of the votes cast at the Annual Meeting, meaning that the number of votes cast "for" the election of a director must exceed the number of shares as to which authority to vote is withheld with respect to that director.  The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote "FOR" the seven (7) nominees named by the Board of Directors.

The Board of Directors expects that all of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY FOR THE TERM INDICATED.

PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE 2006 LONG-TERM INCENTIVE PLAN

General

              We are seeking shareholder approval of an amendment to the inVentiv Health, Inc. 2006 Long-Term Incentive Plan (the "Incentive Plan") that increases the number of shares of common stock that may be issued thereunder by 4,100,000 shares.  In addition, the proposed amendment to the Incentive Plan would (i) provide that each share of restricted stock granted to a plan participant reduces availability under the plan by 1.61 shares rather than 1.5 shares and (ii) limit the duration of options issued after the date of the Incentive Plan amendment to 7 years rather than 10 years.  There would be no other material modification to the Incentive Plan as a result of the amendment.

Upon adoption of the 2006 Long-Term Incentive Plan in June 2006, approximately 2,475,219 shares were available for issuance.  Without amendment of the Incentive Plan, there remained as of the Record Date, approximately 174,991 shares to be issued under the Incentive Plan, which the Company believes is insufficient to provide the appropriate long-term incentive awards to continue retaining and recruit key executives and managers.  The Company believes that the inability to make sufficient equity based compensation awards will materially adversely impact its ability to accomplish its goals.  For that reason, on April 27, 2009, the Compensation Committee approved, and the Board of Directors ratified, the proposed amendment to the Incentive Plan subject to approval by the Company's stockholders, resulting in approximately 4,274,991 shares available for issuance.   In the event that the amendment to the Incentive Plan is approved by the Company's shareholders and the Board of Directors would like to increase the number of shares available for issuance under the terms of the Incentive Plan in the future, the Company would seek shareholder approval for any such increase.

Material Features of the Plan

 The following description summarizes the principal features of the Incentive Plan as proposed to be amended, but is qualified in its entirety by reference to the full text of the Incentive Plan as proposed to be amended as set forth on Appendix B to this Proxy Statement.

  Eligibility. All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan. As of the Record Date, there were four non-management directors and three executive officers eligible to participate in the Incentive Plan. In addition, all employees who are not executive officers will be eligible to participate in the plan.

  Duration . The Incentive Plan continues until June 14, 2016.

  Shares Subject to Plan . Upon shareholder approval of the proposed amendment, the maximum number of shares of Common Stock subject to the Incentive Plan from inception will be 6,575,219 and the number of shares remaining available for issuance will be 4,274,991 shares.

Any shares subject to options or stock appreciation rights issued under the Incentive Plan are counted against the shares available for issuance as one share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights are counted against the shares available for issuance as one and one-half shares for every one share subject thereto.

If an award under the Incentive Plan is forfeited, expires or is settled in cash, the subject shares are again available for grant under the Incentive Plan (such forfeited, expired or settled shares, “Recycled Shares”). To the extent that a share subject to an option or a stock appreciation right under the Incentive Plan becomes a Recycled Share, the Incentive Plan will be credited with one share.  To the extent that a share subject to an award other than an option or a stock appreciation right under the Incentive Plan becomes a Recycled Share, the Incentive Plan is credited with one and one-half shares. The following types of shares of Common Stock may not become again available for grant under the Incentive Plan: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option or in satisfaction of any tax withholding obligation; (ii) shares repurchased by the Company with option proceeds; or (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a “Recapitalization”), the maximum number of shares available for issuance under the Incentive Plan will be proportionately adjusted.

Awards Under the Incentive Plan

The Incentive Plan provides for the following types of awards (“Awards”): (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) performance awards (cash or stock).

Stock Options.

The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries.

The exercise price of an option cannot be less than the fair market value of a share of Common Stock at the time of grant; as of the close of business on the Records Date, the market value of the Company's common stock was $10.22 per share as reported on the Nasdaq National Market. The expiration dates of options cannot be more than seven years after the date of the original grant, for options granted on or after June 17, 2009, or ten years after the date of the original grant, for options granted prior to June 17, 2009. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of an option after it is granted, (ii) cancel an option in exchange for cash or another Award, or (iii) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

Stock Appreciation Rights.

The Compensation Committee may grant stock appreciation rights under the Incentive Plan.  The exercise price of a stock appreciation right cannot be less than the fair market value of a share of Common Stock at the time of grant. The expiration dates of stock appreciation rights cannot be more than seven years after the date of the original grant, for stock appreciation rights granted on or after June 17, 2009, or ten years after the date of the original grant, for stock appreciation rights granted prior to June 17, 2009. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of the Company’s shareholders (i) lower the exercise price of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right in exchange for cash or another Award, or (iii) take any other action with respect to a stock appreciation right that may be treated as a repricing under the rules and regulations of The Nasdaq Stock Market. Prior to the issuance of shares upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the underlying shares.

Restricted Stock.

The Compensation Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion.  Generally, awards of restricted shares of Common Stock are subject to the requirement that the shares be forfeited to the Company unless specified conditions are met. Except for certain limited situations, grants of restricted shares of Common Stock will have a vesting period of not less than three years. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a shareholder of the Company, including the right to vote the shares.

  Restricted Stock Units.

The Compensation Committee may grant units having a value equal to an identical number of shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion. If the requirements specified by our Compensation Committee are met, the grantee of such units will receive shares of Common Stock, cash, other property, or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock.

  Performance Awards.

The Compensation Committee may also make awards of performance shares, performance units or performance cash incentives subject to the satisfaction of specified performance criteria. Performance awards may be paid in shares of Common Stock, cash, other property, or any combination thereof. The performance criteria governing performance awards may based upon one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends) cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; or improvement in or attainment of expense levels or working capital levels; cash margins; and EBIT margins.

Limitations on Grants

  Subject to adjustment for a Recapitalization, no Incentive Plan participant may be granted (i) options or stock appreciation rights during any calendar year with respect to more than 1,000,000 shares of Common Stock or (ii) restricted stock, restricted stock units, or performance awards that are denominated in shares of Common Stock in any calendar year with respect to more than 500,000 shares of Common Stock (the “Limitations”). Additionally, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards payable in cash is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

General Provisions

 Transfer of Awards

Awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative, unless an Award Agreement permits a transfer to the participant’s spouse, children or grandchildren, or for charitable donations. The Board of Directors may, from time to time, alter, amend, suspend or terminate the Incentive Plan. No grants may be made under the plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the Incentive Plan until their scheduled expiration date.

Change of Control

 Unless otherwise provided in an Award Agreement, in the event of a Change of Control (as defined in the Incentive Plan) in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within six months following such Change of Control (or such other period set forth in the Award Agreement) and under circumstances specified in the Award Agreement, outstanding Options and Stock Appreciation Rights will become fully vested and restrictions and deferral limitations on Restricted Stock Other Stock Unit Awards will lapse and the Restricted Stock Other Stock Unit Awards will become fully vested. Unless otherwise provided in an Award Agreement, in the event of a Change of Control in which the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, outstanding Options and Stock Appreciation Rights will become fully vested and restrictions and deferral limitations on Restricted Stock Other Stock Unit Awards will lapse and the Restricted Stock Other Stock Unit Awards will become fully vested.

Certain Federal Income Tax Consequences

Tax Consequences to Participants.

      The following is a brief summary of certain of United States federal income tax consequences relating to awards under the Incentive Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice and cannot be used for the purpose of avoiding penalties under the Internal Revenue Code.

Nonqualified Stock Options (“NSOs”). In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise constitutes a preference item for the alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within the later of two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise over the option price paid for such shares (or, if less, the amount realized on the disposition of such shares in a sale or exchange). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

  Restricted Stock. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the unrestricted shares of Common Stock  (reduced by any amount paid by the participant for such restricted shares). Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held subsequent to the date the shares are no longer subject to forfeiture or restrictions on transfer. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held subsequent to the transfer date. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends.

              Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received.

Tax Consequences to the Company.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding expense deduction provided that, among other things, the expense (i) meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code and (iv) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Equity Plan Data

                      It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate number of shares, within the limitations of the Incentive Plan as proposed to be amended.

The following tables summarize securities outstanding and authorized for issuance under the Company’s equity compensation plans as of December 31, 2008 and March 31, 2009:

	December 31, 2008			March 31, 2009*
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2006 Long-Term Incentive Plan (prior to proposed amendment)	616,509	$31.12	1,495,050	156,111
1999 Stock Incentive Plan	882,516	$15.93	--	--
Equity compensation plans not approved by security holders	--	--	--	--
Total	1,499,025		1,495,050	156,111
Average		$22.18

          * As of March 31, 2009, the Company had 1,990,775 options outstanding with a weighted-average exercise price of $19.38 and a weighted-average term of 7.14 years. As of this date, there were also 1,087,251 shares of restricted stock outstanding.   There were no material grants issued between March 31, 2009 and the Record Date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2006 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

  The Company is asking its stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009.  In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment but will not be required to select a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Deloitte & Touche LLP served as the Company's independent registered public accounting firm for the Company’s last five fiscal years.  A representative of Deloitte & Touche LLP has been invited to be present at the Annual Meeting, to make a statement and respond to questions.

Audit Fees

The aggregate fees billed or expected to be billed for the audit of our annual financial statements for the fiscal years ended December 31, 2008 and 2007 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q were $4.1 million and $3.9 million, respectively.

Audit-Related, Tax and Other Fees

 The aggregate fees of approximately $0.2 million for audit-related services by Deloitte & Touche LLP during 2007 were primarily for due diligence work and other acquisition-related costs independent of fees for audit services.  No other fees besides the audit and audit-related fees previously mentioned were billed by Deloitte & Touche LLP in our last two fiscal years.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy to approve in advance the types of audit, audit-related, tax, and any other services to be provided by our independent registered public accounting firm.

The Audit Committee has approved all of the aforementioned independent registered public accounting firm’s services and fees for 2008 and 2007 and, in doing so, has considered whether the provision of such services is compatible with maintaining independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors, acting through the Audit Committee, is responsible for the review, approval, or ratification of “related party transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.  It is the Company's policy to enter into or ratify related party transactions only when it is determined that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Transactions involving related persons are reviewed by the Company’s chief financial officer. The chief financial officer determines whether a related person could have a direct or indirect material interest in such a transaction in which the amount involved exceeds $120,000, and any such transaction is forwarded to the Audit Committee for review. The Audit Committee then considers the transaction for approval under the above standard.   The following transactions have been approved by the Audit Committee:

South Atlantic Systems Group.  The Company, through its Promotech business unit, purchased warehouse consulting and procurement services from South Atlantic Systems Group ("SAS") commencing in 2007.  These contractual arrangements with SAS have been completed for 2008 and provided for total payments of approximately $0.8 million. Mark Teixeira, who is the brother-in-law of David Bassin, our Chief Financial Officer, is the General Manager for South Atlantic Systems and was granted an 11.6% equity interest in SAS as of December 31, 2007.

Cardinal Health, Inc.  The Company provided various services to Cardinal Health, Inc. ("Cardinal") during 2008 in the ordinary course of its and Cardinal's business.  Revenues generated for services provided to Cardinal totaled approximately $475,000 for 2008.  Robert Walter, who is the father of R. Blane Walter, our CEO, served as an Executive Director of Cardinal prior to his retirement in June 2008.  R. Blane Walter and his immediate family members (including Robert Walter) and related trusts own approximately 2.4% of the outstanding capital stock of Cardinal.  All transactions between the Company and Cardinal were on arms'-length terms and were negotiated without the involvement of any members of the Walter family.

inChord Acquisition Agreement. The Company is party to an acquisition agreement dated September 6, 2005 pursuant to which the Company acquired inVentiv Communications, Inc. (then known as inChord Communications, Inc. ("inChord")) from Mr. Walter and other former inChord shareholders.  Mr. Walter and certain of his family members had an approximately 92% interest in the earnout consideration payable under the acquisition agreement.  As a result, during 2008, Mr. Walter and such family members received a total of $17,067,473 in cash and common stock constituting their share of the final earnout payment under the agreement, net of a portion of such payment (the "Deferred Earnout Payment") that the parties agreed would be deferred pending further evaluation of a customer receivable.  In April of 2009, Mr. Walter and such family members received a total of $2,177,503 in cash and common stock constituting their share of the Deferred Earnout Payment.  The inChord acquisition agreement was approved prior to its execution by the Board of Directors of the Company.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if a stockholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2010 Annual Meeting of Stockholders, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company at 200 Cottontail Lane, Vantage Court North, Somerset, NJ, 08873, no later than January 5, 2010.  All proposals must conform to the rules and regulations of the SEC.  Under the Company’s by-laws, in order for a proposal to be raised at the 2009 Annual Meeting of Stockholders without any discussion of the matter in the proxy statement, the proposing stockholder must provide notice of such proposal, and specified accompanying information, to the Company no earlier than February 11, 2010 and no later than March 13, 2010.

PROXY
INVENTIV HEALTH, INC.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Blane Walter and David S. Bassin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent to vote as designated on the reverse side of this card all of the shares of Common Stock of inVentiv Health, Inc. held of record by the undersigned on April 20, 2009 at the 2009 Annual Meeting of Stockholders to be held on June 17, 2009 or any adjournment or postponement thereof.

[TO BE SIGNED ON REVERSE SIDE.]

PLEASE RETAIN THIS ADMISSION TICKET
for the
Annual Meeting of Stockholders
of
INVENTIV HEALTH, INC.
JUNE 17, 2009
9:00 A.M., EST

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING, WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW OR VOTE VIA THE INTERNET OR BY TELEPHONE.  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD BY MAIL

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EST on June 16, 2009.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EST on June 16, 2009.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IF YOU PLAN TO ATTEND THE 2009 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

PRESENT THIS TICKET TO THE INVENTIV HEALTH, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

Please Detach and Mail in the Envelope Provided

Proposal Number 1 - Election of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

FOR ALL NOMINEES listed below                               WITHHOLD AUTHORITY
(except as marked to the                                                       to vote for all nominees
contrary below):                    |_|                                                       listed below:                  |_|

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Eran Broshy; R. Blane Walter; Terrell G. Herring; Mark E. Jennings; Per G.H. Lofberg; A. Clayton Perfall; Craig Saxton, M.D.

Proposal Number 2 - Approve an Amendment to the Company's 2006 Long-Term Incentive Plan.

     FOR |_|     AGAINST |_|     ABSTAIN |_|

Proposal Number 3 – Ratify appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

                  FOR |_|          AGAINST |_|              ABSTAIN  |_|

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 and in the discretion of the proxies on such other business as may properly come before the 2009 Annual Meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Do you plan to attend the 2009 Annual Meeting? YES [ ]   NO [ ]

Signature Signature Dated , 2009 IF HELD JOINTLY

Note: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE REGARDING INTERNET
AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Annual Report and Proxy Statement for the 2009 Annual Meeting of Stockholders are available at www.inventivhealth.com

APPENDIX A

INVENTIV HEALTH, INC.

CORPORATE GOVERNANCE POLICY ON MAJORITY VOTING

Each nominee for election to the Board of Directors in an election where the number of nominees does not exceed the number of directors to be elected (a "non-contested election") will as a condition to such nomination submit a resignation to the Board in accordance with the Corporation's By-Laws.  If an incumbent nominee does not receive the vote of at least the majority of the votes cast an any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board of Directors in accordance with the By-Laws of the Corporation.  For purposes of this corporate governance policy, a majority of votes cast means that the number of shares voted "for" a director's election exceeds the number of shares as to which authority to vote is withheld for that director's election.  Votes cast include votes to withhold authority in each case and exclude abstentions and broker non-votes.

If an incumbent director nominated in a non-contested election is not elected, the Board of Directors will determine, through a process managed by the Nominating and Corporate Governance Committee (or, if otherwise determined by the Board of Directors, by another body of independent directors) (the "Committee") whether to accept or reject the tendered resignation at the next regularly scheduled meeting of the Board of Directors.   The Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board of Directors will act on the tendered resignation, taking into account the Committee's recommendation, and publicly disclose (by a filing with the Securities and Exchange Commission) its decision regarding the tendered resignation and the rationale behind the decision within 120 days from the date of the certification of the election results.  Unless the Board determines that retention of the director is clearly in the best interests of the Corporation, the Board of Directors will accept the resignation.  The director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board of Directors with respect to his or her resignation.  If such incumbent director's resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

If an incumbent director's resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors in accordance with the By-Laws.

The Nominating and Corporate Governance Committee will have plenary authority to interpret this corporate governance policy, including as to whether an election is a contested election or a non-contested election.  This corporate governance policy will be summarized or included in each proxy statement relating to an election of directors of the Corporation.

APPENDIX B

INVENTIV HEALTH, INC.
2006 LONG-TERM INCENTIVE PLAN
(Amended April 27, 2009)

inVentiv Health, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2006 Long-Term Incentive Plan (the “Plan”).

1.   PURPOSE OF THE PLAN

 The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees , consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

 2.1.   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

 2.2.   “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, including through an electronic medium.

 2.3.   “Board” shall mean the board of directors of the Company.

2.4.   “Change of Control” shall mean a transaction or a series of related transactions involving (i) a sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of a merger or consolidation of the Company or (iii) a sale or exchange of capital stock of the Company, in any case as a result of which the stockholders of the Company immediately prior to such transaction or series of related transactions own, in the aggregate, less than a majority of the outstanding voting capital stock or equity interests of the surviving, resulting or transferee entity.

 2.5   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

 2.6.   “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded).

2.7.   “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8.   “Director” shall mean a non-employee member of the Board.

2.9.   “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10.   “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

2.11.   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.12.   “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the NASDAQ Stock Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

 2.13.   “Limitations” shall have the meaning set forth in Section 10.5.

 2.14.   “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

 2.15.   “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

 2.16.   “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

 2.17.   “Payee” shall have the meaning set forth in Section 13.1.

 2.18.   “Performance Award” shall mean any Award of Performance Shares, Performance Units or a Performance Cash Award granted pursuant to Article 9.

 2.19.   “Performance Cash Award” shall mean any cash incentive granted pursuant to Article 9, the value of which will be paid to the Participant in cash (unless the Committee determines in its discretion to make payment thereof in Shares), upon achievement of such performance goals during the Performance Period as the Committee shall establish.

 2.20.   “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

 2.21.   “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

 2.22.   “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (including cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

 2.23.   “Permitted Assignee” shall have the meaning set forth in Section 12.3.

 2.24.   “Prior Plan” shall mean the Company’s 1999 Stock Incentive Plan.

 2.25.   “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

 2.26.   “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

 2.27.   “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

 2.28.   “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

 2.29.   “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

 2.30.   Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.31.   “Vesting Period” shall have the meaning set forth in Section 7.1.

3.   SHARES SUBJECT TO THE PLAN

 3.1   Number of Shares. (a) Subject to adjustment as provided in Sections 3.1(d) and 12.2, a total of 6,575,219 Shares shall be authorized for grant under the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as (i) 1.5 Shares for every one Share granted prior to June 17, 2009 or (ii) 1.61 Shares for every one Share granted on or after June 17, 2009.

  (b)   If any Shares subject to an Award or to an award under the Prior Plan are forfeited or expire, or any Award or award under the Prior Plan is settled for cash, the Shares shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, subject to Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with Option proceeds, and (iv) Shares subject to a stock-settled Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

  (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

  (d)   Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan and (ii) as 1.5 Shares (or, if such Shares again become available for grant on or after June 17, 2009, 1.61 Shares) if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

 3.2.   Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.   ELIGIBILITY AND ADMINISTRATION

 4.1.   Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

 4.2.   Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Except as otherwise provided in Section 10, the Compensation Committee may accelerate the vesting of any Award in its discretion.

  (b)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No members of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan, any Award or any settlement of any dispute between a Participant and the Company.

  (c)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities market on which the Shares are traded, the Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.   OPTIONS

 5.1.   Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Options shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion.

 5.2.   Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

 5.3.   Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards) or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

 5.4.   Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of (i) ten (10) years from the date the Option is granted, if the Option was granted prior to June 17 2009, or (i) seven (7) years from the date the Option is granted, if the Option was granted on or after June 17 2009.

 5.5.   Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent (including any broker designated as an administrator or service provider with respect to any or all Awards) and paying or making arrangements for the payment of the purchase price for the number of Shares being purchased in accordance with the terms of the applicable Award Agreement and any procedures established by the Company its designated agent. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), including cash or cash equivalents generated from the sale of a number of Shares sufficient for such purpose in accordance with a broker-assisted exercise program approved by the Company, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement or (f) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

 5.6.   Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

 5.7.   Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 2,100,000 Shares.

6.   STOCK APPRECIATION RIGHTS

 6.1.   Grant and Exercise. The Committee may provide Stock Appreciation Rights, whether or not in conjunction with all or part of any Option or other Award granted under the Plan, upon such terms and conditions as the Committee may establish in its sole discretion.

 6.2.   Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, including the following:

Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. Notwithstanding the foregoing provisions of this Section 6.2, but subject to Section 12.2, a Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant to an employee of the Company or a Subsidiary and (ii) a term not greater than (A) ten (10) years from the date the Stock Appreciation Right is granted, if the Stock Appreciation Right was granted prior to June 17 2009, or (i) seven (7) years from the date the Stock Appreciation Right is granted, if the Stock Appreciation Right was granted on or after June 17 2009. In addition to the foregoing, except as provided in Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the grant price per Share of any Stock Appreciation Right after it is granted, (b) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards) or (c) take any other action with respect to any Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

7.            RESTRICTED STOCK AWARDS

 7.1.   Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). Restricted Stock Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion. Without limitation of the foregoing, the Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

 7.2.   Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement. The terms of Restricted Stock Awards need not be the same with respect to each Participant

 7.3.   Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award (and subject to execution of the Award Agreement, to the extent execution of the Award Agreement is provided for), the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock .

8.            OTHER STOCK UNIT AWARDS

 8.1.   Grants. Other Awards of units having a value equal to an identical number of Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

 8.2.   Award Agreements. The terms of Other Stock Unit Award granted under the Plan shall be set forth in an Award Agreement. Other Stock Unit Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion. The terms of such Awards need not be the same with respect to each Participant.

 8.3.   Payment. Except as maybe provided in an Award Agreement, Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.   PERFORMANCE AWARDS

 9.1.   Grants. Performance Awards in the form of Performance Shares, Performance Units or Performance Cash Awards, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.   Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement. Performance Awards shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.   Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided that a Performance Period shall not be shorter than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.   Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.   CODE SECTION 162(m) PROVISIONS

 10.1.   Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

 10.2.   Performance Criteria. If the Committee determines that a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; cash margins; and EBIT margins . Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

 10.3.   Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 10, the Committee may reduce or eliminate the number of Shares granted or the number of Shares vested upon the attainment of the applicable performance goal or reduce or eliminate the amount of any cash or other property payable upon the attainment of such performance goal pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

 10.4.   Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

 10.5.   Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any calendar year with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards payable in cash is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.   CHANGE OF CONTROL PROVISIONS

11.1.   Impact on Certain Awards. Award Agreements may provide that in the event of a Change of Control of the Company, Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

 11.2.   Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change of Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within six months following such Change of Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 90 days, (ii) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.1, an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

 (b)  Unless otherwise provided in an Award Agreement, in the event of a Change of Control of the Company in which the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

 (c) Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12.   GENERALLY APPLICABLE PROVISIONS

 12.1.   Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded, provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), (f) amend any provision of Section 10.5, or (g) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded. In addition, subject to Section 11, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

 12.2.   Adjustments. Subject to Section 11, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued under “incentive stock options” and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

 12.3.   Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. If provided for in the Award Agreement a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren, (ii) to a trust or partnership for the benefit of one or more of the Participant or the Persons referred to in clause (i), or (iii) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

 12.4.   Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. Unless otherwise determined by the Committee, vesting of an Award shall cease on the date of termination of employment or service, and an Option or Stock Appreciation Right shall terminate and cease to be exercisable (i) on the date which is three (3) months after the date on which the Participant terminates employment or service for any reason other than death, disability or cause, (ii) the date that is one (1) year after the date on which the Optionee terminates employment or service as a result of death or Disability and (iii) immediately upon termination for cause.

 12.5.   Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.   MISCELLANEOUS

 13.1.   Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (any such person, a “Payee”) net of any applicable federal, state, local and foreign taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

 13.2.   Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

 13.3.   Prospective Recipient. To the extent an Award Agreement provides for execution by a prospective recipient, the prospective recipient shall not, with respect to the applicable Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed such Award Agreement and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement. To the extent an Award Agreement does not provide for execution by a prospective recipient, the prospective recipient shall not, with respect to the applicable Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of the Plan and the Award Agreement.

 13.4.   Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

 13.5.   Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company policy resulting in loss, damage, or injury to the Company, or if such Participant makes any unauthorized disclosure of any trade secret or confidential information, breaches any written agreement with the Company, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company, or solicits or attempts to solicit any employee of the Company to terminate employment with the Company. In making such determination, the Committee shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the second preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

 13.6.   Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

 13.7.   Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

 13.8.   Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

 13.9.   Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

 13.10.   Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

 13.11.   Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

 13.12.   Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

 13.13.   Effective Date of Plan; Termination of Plan. The Plan, as amended through the date first shown above, shall be effective on the date of the approval of the Plan, as so amended, by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. If the foregoing condition is not fulfilled, the original Plan shall continue as in effect prior to such date.  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the prior Plan, on which date the Plan, as so amended, will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

 13.14.   Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15.   Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

 13.16.   Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.